LIONBRIDGE ANNOUNCES FY 2015 RESULTS WITH REVENUE OF $560 MILLION, GAAP
EPS OF $0.23 AND NON-GAAP EPS OF $0.63

Delivers Record Revenue and Earnings; Affirms 2016 Outlook of 5-8% Revenue Growth
and 20-30% Adjusted EBITDA Expansion

WALTHAM, Mass. – February 11, 2016 - Lionbridge Technologies, Inc. (Nasdaq: LIOX), today announced financial results for the fourth quarter and year ended December 31, 2015.
Financial highlights for FY 2015 include:

▪	Revenue of $560.0 million, an increase of $69.4 million or 14% from the year ended December 31, 2014. In constant currency revenue, the Company grew $88.9 million or 18% year-on-year.

▪
GAAP net income of $14.2 million or $0.23 per share based on 62.4 million fully diluted shares outstanding. GAAP net income grew $6.1 million or $0.10 per diluted share in FY 2015, reflecting 76% year-on-year growth, despite spending an incremental $6.5 million in restructuring and other charges during the year, primarily related to the integration of CLS Communication, which is now largely complete.

▪
Adjusted earnings of $39.1 million or $0.63 per share. The Company defines adjusted earnings, a non-GAAP measure, as net income (loss) excluding restructuring and other charges, stock-based compensation, and amortization of acquisition-related intangible assets. Please see the section of this release entitled “Non-GAAP Financial Measures” and the attached table for details and reconciliations of this measure to the comparable GAAP measure.

▪
Adjusted EBITDA of $48.6 million. The Company defines adjusted EBITDA, a non-GAAP measure, as income from operations excluding depreciation and amortization, amortization of acquisition-related intangible assets, restructuring and other charges and stock-based compensation. Please see the section of this release entitled “Non-GAAP Financial Measures” and the attached table for details and reconciliations of this measure to the comparable GAAP measure.

▪	Cash flow from operations of $21.3 million.

▪	Ending cash balance of $27.8 million.

▪	During the year, the Company acquired 1.4 million shares of its common stock under its share repurchase program for an aggregate purchase price of $7.4 million.
Business highlights for FY 2015 include:

▪
Secured more than 36 new enterprise engagements with world-leading brands across industry sectors including industrial and manufacturing, retail, aerospace, automotive, entertainment, and life sciences industries.

▪
Continued to successfully scale its global marketing offering aimed at helping global marketing executives manage and optimize digital marketing campaigns in international markets. Lionbridge estimates that revenue from its global marketing services grew approximately 14% year on year and accounted for approximately $85 million of the Company’s revenue in 2015.

▪
Scaled Lionbridge onDemand™, a new, online revenue and delivery channel. In only its second year of operation, Lionbridge onDemand delivered projects for 665 clients in 2015 and grew revenue more than 60% year-on-year to approximately $5.2 million.

▪
Successfully integrated CLS Communication, a market-leader in translation solutions to clients in the financial services, industrial and public sector end markets. Lionbridge acquired CLS Communication in January 2015 and has now completed the majority of its planned integration and cost synergies related to the business combination.

▪
Continued to grow its revenue with clients in new vertical markets. Most notably, in 2015 the Company grew its life sciences, manufacturing and automotive verticals each more than 20% year-on-year in constant currency. In November 2015 the Company also added expertise in the legal vertical with the acquisition of Geotext, a niche provider of translation services to law firms and corporations. These achievements reflect the Company’s ongoing strategy to diversify its revenue into verticals outside of its traditional technology sector. In 2015 non-technology verticals accounted for approximately 47% of total company revenue, as compared to 37% of total revenue in 2014.

“In 2015, we delivered our strongest financial performance in history with record revenue, ongoing margin expansion and record earnings despite currency and customer concentration headwinds,” said Rory Cowan, CEO, Lionbridge. “As we enter 2016, we have positive momentum across our business. Revenue from our largest client has remained stable for the past several quarters. Our CLS integration and restructuring process is largely complete. Demand for our marketing and translation services continues to grow. I am proud of our end market growth and continued customer diversification, a strategy we committed to three years ago. These achievements provide a strong foundation for ongoing revenue and earnings growth in 2016.”
Highlights for the fourth quarter ended December 31, 2015 include:

•	Revenue of $140.8 million, an increase of $21.1 million, or 18% from the fourth quarter of 2014.

•
GAAP net income of $2.9 million or $0.05 per share, based on 62.5 million weighted average diluted shares outstanding. This compares to a GAAP net loss of $1.2 million or $0.02 per share in the fourth quarter of 2014.

•	Adjusted earnings of $9.8 million or $0.16 per share.

•	Adjusted EBITDA of $11.8 million.

•	Acquired 1.2 million shares of its common stock in the quarter for an aggregate purchase price of $6.0 million as part of its new share repurchase program announced in November 2015.
The Company provided an outlook for the first quarter of 2016 with revenue of $137-141 million, reflecting traditional Q1 seasonality. The Company also affirmed its expectations for FY 2016 revenue growth of approximately 5-8% and adjusted EBITDA growth of approximately 20-30% year on year, depending on fluctuations in exchange rates as well as the timing of the benefits related to recent cost actions.
Lionbridge management will conduct a conference call at 9:00 a.m. ET this morning to discuss financial performance for the quarter and other matters, including matters related to its future performance. To participate, callers within the United States can dial 800-988-9535 and international callers can dial 312-470-7395. The pass code for the call is Lionbridge. The conference call will also be available on the financial events page of the investor relations section of the Lionbridge website at www.lionbridge.com.

Non-GAAP Financial Measures
In this release, the Company’s adjusted earnings, adjusted earnings per share and adjusted EBITDA are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of results of operations. These measures are presented because management believes they provide additional information to investors with respect to the performance of our fundamental business activities. “Adjusted earnings” and “Adjusted EBITDA” as well as “Adjusted Earnings per Share (EPS)” are non-GAAP financial measures and should not be viewed as alternatives to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure for these measures are net income and diluted net income per share, respectively, and has provided a reconciliation of GAAP net income to adjusted earnings, adjusted earnings per share and adjusted EBITDA at the end of this release.

The Company includes the impact of changes in foreign currency in its reporting of GAAP revenue. In addition, the Company provides revenue growth and growth rates in constant currency to exclude the impact of foreign currency translation, in order to facilitate an evaluation of our current revenue performance and a comparison to our past revenue performance. To calculate historical revenue and revenue growth rates in constant currency, we convert actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period. Revenue growth rates that exclude the impact of sales from changes in foreign currency exchange rates are not in accordance with U.S. GAAP and should not be considered in isolation from or as a replacement for GAAP reporting.

About Lionbridge
Lionbridge enables more than 800 world-leading brands to increase international market share, speed adoption of products and effectively engage their customers in local markets worldwide. Using our innovative cloud technology platforms and our global crowd of more than 100,000 professional cloud workers, we provide translation, online marketing, global content management and application testing solutions that ensure global brand consistency, local relevancy and technical usability across all touch points of the customer lifecycle. Based in Waltham, Mass., Lionbridge maintains solution centers in 28 countries. To learn more, visit http://www.lionbridge.com.

Forward Looking Statements.
This press release contains forward-looking statements that involve risks and uncertainties, including anticipated customer demand for the Company’s services, expected financial performance, expected revenue, adjusted EBITDA and profit growth, and the momentum, pace and strengthening of such growth in FY 2016. These forward-looking statements reflect management’s current views and Lionbridge does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law. Lionbridge’s actual experiences, actions, financial and operating results may differ materially from those discussed in the forward-looking statements. Factors that might cause such a difference include Lionbridge’s ability to provide and maintain high quality services at a competitive price and related customer satisfaction with such service delivery; the loss of or reduction in demand from one or more major client or customer, which would materially affect Lionbridge’s business; reorganization or restructuring initiatives of one or more major clients or customers, which may impact such customer’s demand or requirements for Lionbridge’s services; Lionbridge’s ability to expand its relationships with existing clients, including by offering its expanded range of services to existing customers; Lionbridge’s ability to broaden its client base; the Company’s dependence on clients’ product releases, production schedules and procurement strategies to generate revenues; the anticipated benefits of expansion of global language workflow technologies; the anticipated growth of its Lionbridge OnDemand and digital marketing service offerings; the impact of competing technologies and platforms on the Company’s existing customer relationships and ability to secure new customers; the ability of Lionbridge to realize the expected benefits of its technology initiatives and acquisitions, and the timing of the realization of such benefits; errors, interruptions or delays in cloud-based technology; breaches of security measures; the termination of customer contracts or engagements prior to the end of their term; the size, timing and recognition of revenue from clients; the ability of Lionbridge to integrate acquisitions, including CLS and Geotext, and maintain and expand its customer relationships and the timing and success of such activities; the impact of foreign currency fluctuations on revenue, margins, costs, operating results and profitability and the Company’s ability to successfully manage this exposure through hedge instruments and other strategies; the portion of the Company’s service engagements that are subject to the impact of foreign currency fluctuations; continued uncertainty and volatility in global economic conditions that could negatively affect demand for the Company’s services and technologies; risks associated with conducting business outside of the United States, including compliance with changing and potentially conflicting laws and regulations and expenses and delays associated with any such activities; longer collection cycles in particular jurisdictions; risks associated with competition; Lionbridge’s ability to forecast revenue, profitability, technology adoption, customer demand and operating results; changes in tax rates applicable to the Company and changes to the interpretations of applicable tax rates in the jurisdictions in which the Company conducts business; changes in interpretation of statutory and regulatory positions by international tax authorities in countries in which Lionbridge conducts business; changes in interpretation of employment and tax positions by U.S. state and federal authorities and governmental authorities outside of the United States; the risk of claims by third parties of intellectual property claims; the ability of Lionbridge to respond to fluctuations in the complexity, timing and mix of services required by customers; network outages; security breaches; and Lionbridge being held liable for defects or errors resulting from its services or technologies; For a more detailed description of the risk factors associated with Lionbridge, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent filings with the SEC (copies of which may be accessed through the SEC’s website at http://www.sec.gov.

LIONBRIDGE TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands, except per share amounts)	2015	2014	2015	2014
Revenue	$140,812	$119,678	$559,984	$490,612
Operating expenses:
Cost of revenue (exclusive of depreciation and amortization included below)	93,824	80,978	371,649	334,537
Sales and marketing	12,649	10,861	47,812	40,230
General and administrative	22,641	19,563	91,665	80,150
Research and development	1,872	1,751	7,932	6,945
Depreciation and amortization	3,045	2,080	9,967	7,851
Amortization of acquisition-related intangible assets	1,145	864	4,124	3,317
Restructuring and other charges	3,724	4,797	13,083	6,624
Total operating expenses	138,900	120,894	546,232	479,654
Income (loss) from operations	1,912	(1,216)	13,752	10,958
Non-operating expense (income), net
Interest expense:
Interest on outstanding debt	498	134	1,937	547
Amortization of deferred financing charges	94	21	373	100
Interest expense (income)	(18)	(16)	(68)	(75)
Other expense (income), net	(438)	(944)	(2,773)	(1,097)
Total non-operating expense (income), net	136	(805)	(531)	(525)
Income (loss) before income taxes	1,776	(411)	14,283	11,483
(Benefit from) provision for income taxes	(1,135)	796	46	3,376
Net income (loss)	$2,911	$(1,207)	$14,237	$8,107

Net income (loss) per share of common stock:
Basic	$0.05	$(0.02)	$0.24	$0.13
Diluted	$0.05	$(0.02)	$0.23	$0.13
Weighted average number of common shares outstanding:
Basic	60,446	59,798	60,547	60,149
Diluted	62,511	59,798	62,449	63,040

LIONBRIDGE TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In thousands)	December 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$27,831	$36,893
Accounts receivable, net of allowance of $250 at December 31, 2015 and December 31, 2014	86,645	66,479
Unbilled receivables	23,250	25,843
Other current assets	12,440	12,090
Total current assets	150,166	141,305
Property and equipment, net	25,259	23,622
Goodwill	65,305	21,937
Acquisition-related intangible assets, net	48,991	12,232
Other assets	10,539	5,677
Total assets	$300,260	$204,773
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Debt, current portion	$4,375	$—
Accounts payable	28,101	21,885
Accrued compensation and benefits	21,242	17,249
Accrued outsourcing	9,874	10,429
Accrued restructuring	4,612	3,492
Income taxes payable	5,164	2,123
Accrued expenses and other current liabilities	9,878	10,485
Deferred revenue	9,398	11,866
Total current liabilities	92,644	77,529
Long-term debt, net of current portion	87,485	27,000
Deferred income taxes, net of current portion	5,360	704
Other long-term liabilities	21,634	13,786
Total liabilities	207,123	119,019
Stockholders’ equity:
Preferred stock	—	—
Common stock	637	635
Additional paid-in capital	270,225	272,252
Accumulated deficit	(189,660)	(203,897)
Accumulated other comprehensive income	11,935	16,764
Total stockholders’ equity	93,137	85,754
Total liabilities and stockholders’ equity	$300,260	$204,773

Reconciliation of GAAP Net Income to Adjusted EBITDA
and GAAP Net Income to Non-GAAP Adjusted Earnings (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2015	2014	2015	2014
Net income (loss)	$2,911	$(1,207)	$14,237	$8,107
Depreciation and amortization	3,045	2,080	9,967	7,851
Amortization of acquisition-related intangible assets	1,145	864	4,124	3,317
Stock-based compensation	2,017	1,670	7,680	7,484
Restructuring and other charges	3,724	4,797	13,083	6,624
Non-operating expense (income), net	136	(805)	(531)	(525)
(Benefit from) provision for income taxes	(1,135)	796	46	3,376
Adjusted EBITDA	$11,843	$8,195	$48,606	$36,234

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except per share amounts)	2015	2014	2015	2014
Net income (loss)	$2,911	$(1,207)	$14,237	$8,107
Amortization of acquisition-related intangible assets	1,145	864	4,124	3,317
Stock-based compensation	2,017	1,670	7,680	7,484
Restructuring and other charges	3,724	4,797	13,083	6,624
Adjusted earnings	$9,797	$6,124	$39,124	$25,532
Fully diluted weighted-average number of common shares outstanding	62,511	59,798	62,449	63,040
Adjusted EPS	$0.16	$0.10	$0.63	$0.41

Contact:
Sara Buda
Lionbridge
+1-978-964-1404
sara.buda@lionbridge.com